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                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                     FORM 8-K

                    CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                        OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) March 3, 1998


                                 CINCINNATI BELL INC.
                (Exact name of registrant as specified in its charter)


             Ohio                       1-8519                  31-1056105
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)


201 East Fourth Street, Cincinnati, Ohio                       45202
(Address of principal executive office)                        (Zip Code)

Registrant's telephone number, including area code             (513) 397-9900

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(Former name, former address and former fiscal year, if changed since last report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On March 3, 1998, Cincinnati Bell Inc. and AT&T Corp. consummated their agreement for MATRIXX Marketing Inc. ("MATRIXX"), the teleservices subsidiary of Cincinnati Bell Inc., to acquire substantially all of the assets of AT&T Solutions Customer Care, formerly AT&T American Transtech, for approximately $625 million in cash. As a result of the acquisition, MATRIXX assumed control of the former AT&T unit which is a leading provider of relationship-management services to major corporations worldwide, including AT&T, and added approximately 9,000 full-time and contract workers and 6,000 production workstations at nine facilities in Jacksonville and Ft. Lauderdale, Florida; Killeen and Lubbock, Texas; San Jose, California; Tucson, Arizona; Chattanooga, Tennessee; and Jacksonville, North Carolina; as well as
Winnipeg, Manitoba.

     As part of the closing, MATRIXX and AT&T entered into an eight-year contract pursuant to which MATRIXX will provide the dedicated customer service and employee support that AT&T formerly received from its Solutions Customer Care unit. In addition, MATRIXX will have an opportunity to substantially expand its current relationship with AT&T, becoming a preferred source for current and future spending by AT&T's business units for additional outsourced teleservices. Currently, each of Cincinnati Bell Inc.'s major subsidiaries derives significant revenues from AT&T and its affiliates by providing network services, customer marketing, customer-care and billing and teleservices.

     The acquisition has been financed initially by short term debt.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial statements of businesses acquired.

          Registrant is not filing the financial statements required by this item with this initial report, but registrant intends to file such financial statements by amendment not later than sixty days after the date that the initial report on Form 8-K must be filed.

     (b)  Exhibits

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          (2)(A) - Stock Purchase Agreement among AT&T Corp., American
          Transtech Inc. and Matrixx Marketing Inc., dated December 20, 1997, as amended.

          (2)(B) Commitment to File Schedules



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                          COMMITMENT TO FILE SCHEDULES


     The Stock Purchase Agreement among AT&T Corp., American Transtech Inc. and Matrixx Marketing Inc., as amended, which is being filed as an exhibit to the Form 8-K of Cincinnati Bell Inc., date of report March 2, 1998, is being filed without the Schedules. Attached to the Agreement is an index briefly identifying the contents of all omitted Schedules. Cincinnati Bell Inc. hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

                                       CINCINNATI BELL INC.



                                       By: /s/ Brian C. Henry
                                          -----------------------------------